Exhibit 99.1

SANTA FE ENERGY TRUST

SANTA FE ENERGY TRUST REVISES RECORD DATE FOR FOURTH QUARTER 2007 DISTRIBUTION

THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee
AMENDED NEWS
RELEASE

FOR IMMEDIATE RELEASE

Austin, Texas, February 7, 2008 - Santa Fe Energy Trust (NYSE Symbol-SFF) announced today that, further to the Press Release of February 4, 2008 announcing the Trust income distribution for the operating quarter ended December 31, 2007, the record date has been revised to February 14, 2008.

Contact:	Santa Fe Energy Trust
The Bank of New York Trust Company, N.A., Trustee
Mike Ulrich
919 Congress Avenue
Austin, TX 78701
(800) 852-1422